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                                                                    Exhibit 99.1

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and
                                                   ---------
entered into as of February 27, 2002 by and between Thayer-BLUM Funding, L.L.C., a Delaware limited liability company ("TBF"), and Thayer-BLUM Funding III,
                                       ---
L.L.C., a Delaware limited liability company ("TBF III" or, after the Effective
                                               -------
Time (as defined in Article V hereof), the "Surviving Company").
                                            -----------------

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, TBF and TBF III each is a limited liability company duly formed and validly existing under the laws of the State of Delaware;

          WHEREAS, the Delaware Limited Liability Company Act Del. Code Ann.
                                                              ---- ---- ----
tit. 6 (S)(S) 18-101 et seq. (the "Act"), permits a limited liability company
                     -- ----       ---
formed and existing under the Act to merge with and into a limited liability company formed and existing under the Act;

          WHEREAS, the managers of each of TBF and TBF III have duly authorized the merger of TBF with and into TBF III pursuant to the terms of this Agreement; and

          WHEREAS, all other conditions precedent to the merger of TBF with and into TBF III have been, or prior to the Effective Time will be, satisfied or validly waived;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed that, in accordance with the applicable statutes of the State of Delaware, TBF shall be, and hereby is, at the Effective Time, merged with and into TBF III

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(the "Merger"), with TBF to be the Surviving Company. The mode of carrying the
      ------
Merger into effect shall be as follows:

                                   ARTICLE I
                                    MERGER
                                    ------

          At the Effective Time, TBF shall be merged with and into TBF III, the separate existence of TBF shall cease, TBF III shall continue in existence and the Merger shall in all respects have the effects provided for by the Act.

          Prior to the Effective Time, TBF and TBF III shall take all such action (including, without limitation, obtaining the approval of this Agreement and the Merger by all the members of TBF and TBF III) as shall be necessary or appropriate in order to effectuate the Merger. If at any time after the Effective Time, TBF III shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to carry out the provisions hereof, the proper managers, members or other agents of TBF shall execute and deliver any and all proper deeds, assignments, and assurances in law, and do all such additional things necessary or proper to carry out the provisions hereof.

                                   ARTICLE II
                              TERMS OF TRANSACTION
                              --------------------

          At the Effective Time, all of the limited liability company interests held by Thayer Equity Investors IV, L.P., TC Manufacturing Holdings, L.L.C., and RCBA Strategic Partners, L.P., collectively, as the members of TBF immediately prior to the Effective Time, by virtue of the Merger shall automatically convert into interests in the Surviving Company in the amounts set forth in Schedule A.
                                                                    ----------

          At the Effective Time, all of the limited liability company interests held by Thayer Equity Investors IV, L.P., TC KCo, L.L.C., BLUM Strategic Partners, L.P., and BLUM (K*TEC)

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Co-Investment Partners, L.P., collectively, as the members of TBF III immediately prior to the Effective Time, by virtue of the Merger shall automatically convert into interests in the Surviving Company in the amounts set forth in Schedule A.
         ----------

                                   ARTICLE III
                     CERTIFICATE OF INCORPORATION AND BYLAWS
                     ---------------------------------------

          From and after the Effective Time, and until thereafter amended as provided by law, the Certificate of Formation and the Limited Liability Company Agreement of TBF III as in effect immediately prior to the Effective Time shall be the Certificate of Formation and the Limited Liability Company Agreement of the Surviving Company.

                                   ARTICLE IV
                              MANAGERS AND OFFICERS
                              ---------------------

          From and after the Effective Time, and until their successors are duly elected or appointed, or until their earlier death, resignation or removal, the managers of the Surviving Company shall be the same as the managers of TBF III immediately prior to the Effective Time.

          From and after the Effective Time, and until their successors are duly elected or appointed, or until their earlier death, resignation or removal, the officers of the Surviving Company shall be the same as the officers of TBF III immediately prior to the Effective Time.

                                    ARTICLE V
                                 EFFECTIVE TIME
                                 --------------

          A certificate of merger evidencing the Merger shall be filed in the Office of the Secretary of State of the State of Delaware pursuant to the applicable requirements of the Act (the "Certificate of Merger") prior to the
                                         ---------------------
time that the Merger will become effective. The Merger shall become effective on February 27, 2002 at 10:00 a.m. Eastern Time (such time of effectiveness, the "Effective Time") and the Certificate of Merger shall so specify.
 --------------

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                                   ARTICLE VI
                                   TERMINATION
                                   -----------

          At any time prior to the Effective Time, the managers of TBF or TBF III may terminate and abandon this Agreement.

                                   ARTICLE VII
                                   AMENDMENTS
                                   ----------

          At any time prior to the Effective Time, the managers of TBF and TBF III may amend, modify or supplement this Agreement in such manner as they jointly may determine to the fullest extent permitted by applicable law.

                                  ARTICLE VIII
                                  GOVERNING LAW
                                  -------------

          This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                                   ARTICLE IX
                                  MISCELLANEOUS
                                  -------------

          This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

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          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.


                                THAYER-BLUM FUNDING, L.L.C.


                                By:  /s/ Jeffrey W. Goettmann
                                    ---------------------------------------
                                    Name:  Jeffrey W. Goettmann
                                    Title: Authorized Person


                                THAYER-BLUM FUNDING III, L.L.C.


                                By:   /s/ Jeffrey W. Goettmann
                                     --------------------------------------
                                     Name:  Jeffrey W. Goettmann
                                     Title: Authorized Person

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                                   SCHEDULE A

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                    Member                           Membership Interests
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  Thayer Equity Investors IV, L.P.
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  TC KCO, L.L.C.
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  TC Manufacturing Holdings, L.L.C.
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  BLUM Strategic Partners, L.P.
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  BLUM (K*TEC) Co-Investment Partners, L.P.
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